AMENDMENT TO CREDIT AND SECURITY
                                    AGREEMENT

          This Amendment, dated as of September 28, 2000, is made by and between OUR FOOD PRODUCTS GROUP, INC., a Texas corporation (the "Borrower"), WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender") and GOURMET GROUP, INC., f/k/a Seair Group, Inc., a Nevada corporation ("Gourmet").

                                    RECITALS

          WHEREAS, the Borrower and the Lender have entered into a Credit and Security Agreement dated as of May 31, 2000 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

          WHEREAS, Gourmet, the Borrower and the shareholders of the Borrower have entered into an Agreement and Plan of Share Exchange dated as of September 28, 2000 (the "Share Exchange Agreement") wherein Gourmet has acquired all of the outstanding capital stock of the Borrower from the Borrower's shareholders solely in exchange for restricted common stock of Gourmet, making Borrower a wholly-owned subsidiary of Gourmet (the "Share Exchange Transaction");

          WHEREAS, the Borrower and Gourmet have requested that Lender consent to the Share Exchange Transaction, waive certain covenant defaults and make certain amendments to the Credit Agreement.

          NOW, THEREFORE, in consideration of the agreements herein contained, it is agreed as follows:

          1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

          "Affiliate" or "Affiliates" means the Parent, Morgan Kent Group, Inc. and any other Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5,

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

     except for any change in accounting practices to the extent that, due to a promulgation of the Financial Accounting Standards Board changing or implementing any new accounting standard, the Borrower or Parent, as applicable, either (i) is required to implement such change, or (ii) for future periods will be required to and for the current period may in accordance with generally accepted accounting principles implement such change, for its financial statements to be in conformity with generally accepted accounting principles (any such change is herein referred to as a "Required GAAP Change"), provided that (1) the Borrower or Parent, as applicable, shall fully disclose in such financial statements any such Required GAAP Change and the effects of the Required GAAP Change on the Borrower's or Parent's income, retained earnings or other accounts, as applicable, and (2) the Borrower's financial covenants set forth in Sections 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, and 7.10
     shall be adjusted as necessary to reflect the effects of such Required GAAP Change.

          "Guarantor(s) " means Gourmet Group, Inc., f/k/a Seair Group, Inc., a Nevada corporation, and any other Person who now or hereafter guaranties the Obligations.

          "Guaranty" means any guaranty executed in favor of the Lender by Guarantor with respect to the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

          "Parent" shall mean Gourmet Group, Inc., f/k/a Seair Group, Inc., a Nevada corporation.

          "Security Documents" means this Agreement, the Lockbox and Collection Account Agreement, the Deed of Trust, the Assignment of Rents, the Trademark Security Agreement, the Copyright Security Agreement, the Keep Well Agreement, the Guaranty, the Subordination Agreement and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

          2. LENDER CONSENT. On the effective date of this Amendment, the Lender consents to the Share Exchange Transaction, but solely on the terms and conditions set forth in the Share Exchange Agreement as disclosed to the Lender.

          3. TRANSACTION REPRESENTATION AND WARRANTIES: Gourmet and the Borrower each jointly and severally represents and warrants the following:

               (1) That (i) the Share Exchange Transaction has been completed in all respects as of the date hereof in accordance with the terms and provisions set forth in Share Exchange Agreement and applicable law;
          (ii) the Borrower currently constitutes a wholly owned subsidiary of Gourmet, and (iii) the Share Exchange

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

          Agreement has not been amended or modified in any manner and continues in full force and effect.

               (2) That attached hereto as Schedule 3(b) is a listing of the following, each as in existence as of the date hereof and as in effect after completion of the Share Exchange Transaction: (a) the outstanding classes of stock of Gourmet and the Borrower, (b) the total amount of issued and outstanding share of capital stock of Gourmet and the Borrower, and (c) a listing of any and all warrants, options, convertible debt and other rights and interests relating to the issuance of any capital stock of Gourmet, together with a calculation of the number of shares to be issued upon conversion or exercise; and as of the date hereof no warrants, options, convertible debt or similar interest for the issuance of any capital stock of the Borrower continue to exist.

               (3) That Morgan Kent Group, Inc. ("MKGI") owns not less than 60% of the outstanding voting capital stock of Gourmet.

               (4) That the chief executive office and principal place of business of both Gourmet and Borrower is located at #1 Chisholm Trail, Buda, Texas 78610.

               (5) That there has been no change in the senior management of the Borrower referred to in Section 7.19 of the Credit Agreement and that the current chief executive officer, chief financial officer and chief operating officer for Gourmet is Fredrick Schulman, Kimberly Eckert, and Harry John Trube respectively.

          4. AMENDMENTS TO REPRESENTATIONS AND WARRANTIES.

               1. The following sections of Article V of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

                    Section 5.1 CORPORATE EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS; TAX IDENTIFICATION NUMBER. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in
          Schedule 5.1 hereto. The chief executive office and principal place of business of the Borrower and the Parent is located at the address set forth in Schedule 5.1 hereto, and all of their respective records relating to its business or the Collateral are kept at that location.


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

          All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1 hereto. The Borrower's tax identification number is correctly set forth in Section 3.6 hereto.

                    Section  5.4  SUBSIDIARIES.  Except as set forth in Schedule
          5.4 hereto, neither the Borrower nor the Parent has any Subsidiaries.

                    Section 5.5 FINANCIAL CONDITION; NO ADVERSE CHANGE. The Borrower has heretofore furnished to the Lender its audited financial statements for its fiscal year ended December 31, 1999 and its unaudited financial statements for the fiscal year-to-date period ended July 31, 2000 for the Borrower and the August 31, 2000 balance sheet for the Parent, together with the audited financial statements of the Parent for fiscal year ended December 31, 1999 and those statements fairly present the respective financial condition of the Borrower and the Parent, as applicable, on the dates thereof and the results of their respective operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements of the Borrower and the Parent, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Parent or the Borrower.

                    Section 5.11 DEFAULT. Each of the Borrower and the Parent is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of either the Borrower or the Parent.

                    Section 5.13 SUBMISSIONS TO LENDER. All financial and other information provided to the Lender by or on behalf of the Borrower or the Parent in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

          5. AMENDMENTS TO REPORTING REQUIREMENTS.

               1. Subsections 6.1(a), (f), (k), (l), (m) and (n) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

                    Section 6.1 REPORTING REQUIREMENTS. The Borrower will and will cause the Parent to deliver, or cause to be delivered, to the Lender each of the following, as applicable, which shall be in form and detail acceptable to the Lender:

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

               (a) (i ) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower and Parent, the Borrower's and Parent's audited financial statements for such fiscal year, each of such audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and Parent and acceptable to the Lender, and which shall include the Borrower's and Parent's balance sheet as at the end of such fiscal year and the related statements of the Borrower's and Parent's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, and (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower and Parent as at the end of and for such quarter and for the year to date period then ended; each together with (x) copies of all management letters prepared by such accountants; (y) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, and 7.10; and (z) a
          certificate of the Borrower's and Parent's chief financial officers stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

               (f) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

          . . .

               (k) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower and/or the Parent shall have sent to its stockholders;

               (l) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower and/or the Parent shall file with the Securities and Exchange Commission or any national securities exchange;

               (m) promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect either the Borrower's or the Parent's business or financial condition; and

               (n) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold of or by the Borrower, and such other material, reports, records or information of either the Borrower or the Parent as the Lender may request.

               2. Sections 6.2, 6.5, 6.19, 6.20 and 6.21 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

               Section 6.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. The Borrower will and will cause the Parent to respectively keep accurate books of record and account for the Borrower pertaining to the Collateral and pertaining to the respective business and financial condition of the Borrower and the Parent and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower and/or the Parent at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's or Parent's affairs with any of its respective directors, officers, employees or agents. The Borrower will and will cause the Parent to respectively permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower or the Parent at any time during ordinary business hours.

               Section 6.5 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower and Parent will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower and Parent shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

               Section 6.19 MAXIMUM MONTHLY NET LOSS. The Borrower will not incur during any calendar month a net loss, i.e. negative Net Income, in excess of ($50,000) determined as of each calendar month end, except during the calendar months of January and February of each fiscal year for which such loss shall not exceed ($100,000) and ($75,000), respectively.

               Section 6.20 MINIMUM QUARTERLY NET INCOME. The Borrower will achieve as of the end of each fiscal quarter, a minimum Net Income of not less than $0 for such quarter; provided however that for the first fiscal quarter ending March 31st of each fiscal year, the Borrower shall be permitted to incur a net loss, i.e. negative Net Income, up to but not in excess of ($175,000).

               Section 6.21 MINIMUM ANNUAL NET INCOME. The Borrower will achieve as of each fiscal year end described below, Net Income of not less than the amount set forth opposite such year end:


                 FYE                     MINIMUM NET INCOME
                 ---                     ------------------
               6/30/01                         $50,000
               6/30/02                        $150,000
               6/30/03                        $200,000


          6.  NEGATIVE  COVENANTS.  Sections  7.1, 7.2, 7.3, 7.4, 7.6, 7.7, 7.8,
7.11,  7.13,  7.14,  7.15,  7.16,  7.18 and 7.19 of  Article  VII of the  Credit
Agreement are hereby deleted in their entirety and replaced with the following:

               Section 7.1 LIENS. Neither the Borrower nor the Parent will create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; EXCLUDING, HOWEVER, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                    (a) in the case of any of the  Borrower's  property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

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

                    (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in SCHEDULE 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2; provided, however, that with respect to the indebtedness of the Borrower owing to KBK Financial, Inc., such indebtedness and all deeds of trust, mortgages and other liens granted by the Borrower and securing such indebtedness, together with the indebtedness secured thereby, shall at all times remain subject and subordinate to the Obligations and the Security Interest, the Deed of Trust and all other liens and security interests created by the Security Documents, each pursuant to the terms and conditions set forth in the Subordination Agreement;

                    (c) the Security  Interest and liens and security  interests created by the Security Documents or liens and security interests expressly consented to by the Lender; and

                    (d) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof, not exceeding $25,000 for any one purchase or $100,000 in the aggregate during any fiscal year and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

               Section 7.2 INDEBTEDNESS. Neither the Borrower nor the Parent will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's or Parent's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                    (a) indebtedness arising hereunder or the Guaranty;

                    (b) indebtedness of the Borrower in existence on the date hereof and listed in SCHEDULE 7.2 hereto or indebtedness of the Parent as set forth in its August 31, 2000 balance sheet; provided, however, that with respect to the indebtedness of the Borrower owing to KBK Financial, Inc., such indebtedness and all deeds of trust, mortgages and other liens granted by the Borrower and securing such indebtedness, together with the indebtedness secured thereby, shall at all times remain subject and subordinate to the Obligations and the Security Interest, the Deed of Trust and all other liens and security interests created by the Security Documents, each pursuant to the terms and conditions set forth in the Subordination Agreement;

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

                    (c) indebtedness relating to liens permitted in accordance with Section 7.1; and

                    (d)  indebtedness  of the Parent incurred in connection with
               (i) the issuance of convertible indebtedness, or (ii) any acquisition or in connection with any secondary equity offering or equity private placement.

               Section 7.3 GUARANTIES. Neither the Borrower nor the Parent will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                    (a)  the  endorsement  of  negotiable   instruments  by  the
               Borrower for deposit or collection or similar transactions in the ordinary course of business; and

                    (b) the  Guaranty  or  guaranties,  endorsements  and  other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in SCHEDULE 7.2 hereto.

               Section 7.4   INVESTMENTS AND SUBSIDIARIES.

                    (a) Neither  the  Borrower  nor the Parent will  purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                         (i) investments by the Parent in any Subsidiary and investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                         (ii) travel advances or loans to the officers and employees of the Borrower or the Parent not exceeding at any one time an aggregate of $10,000; and

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

                         (iii) advances in the form of progress payments, prepaid rent not exceeding three (3) months or security deposits.

                    (b) Neither the Borrower nor the Parent will create or permit to exist any Subsidiary, other than the Subsidiar(y)(ies) in existence on the date hereof and listed in Schedule 5.4.

          . . .

               Section 7.6 SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. Neither the Borrower nor the Parent will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

               Section 7.7 CONSOLIDATION AND MERGER; ASSET ACQUISITIONS. Neither the Borrower nor the Parent will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

               Section 7.8 SALE AND LEASEBACK. Neither the Borrower nor the Parent will enter into any arrangement, directly or indirectly, with any other Person whereby it shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          . . .

               Section 7.11 ACCOUNTING. Neither the Borrower nor the Parent will
          (i) adopt any material change in accounting principles other than as required by GAAP, nor (ii) adopt, permit or consent to any change in its fiscal year.

          . . .

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

               Section 7.13 DEFINED BENEFIT PENSION PLANS. Neither the Borrower nor the Parent will adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

               Section 7.14 OTHER DEFAULTS. Neither the Borrower nor the Parent will permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon such parties.

               Section 7.15 PLACE OF BUSINESS; NAME. Neither the Borrower nor the Parent will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. Neither the Borrower nor the Parent will change its name, except the change of the Parent's name to Gourmet Group, Inc.

               Section 7.16 ORGANIZATIONAL DOCUMENTS; S CORPORATION STATUS. Neither the Borrower nor the Parent will amend its certificate of incorporation, articles of incorporation or bylaws nor change its state of organization. Neither the Borrower nor the Parent will become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

          . . .

               Section 7.18 CHANGE IN OWNERSHIP. Neither the Borrower nor the Parent will issue or sell any stock, or any options, warrants or convertible indebtedness for the issuance of any stock, of the Borrower or Parent so as to change the percentage of voting and non-voting stock owned by each of the Borrower's and Parent's shareholders, and the Borrower and Parent will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding shares of stock, or any options, warrants or convertible indebtedness for the issuance of any stock, of the Borrower and Parent; provided, however, (a) MKGI may purchase the capital stock of any other shareholder of the Parent, (b) the Parent may issue common stock in any amounts and for any purpose provided that at all times MKGI shall own with the power to vote at least fifty one percent (51%) of the outstanding voting stock of the Parent.

               Section 7.19 CHANGE IN SENIOR MANAGEMENT. The Borrower represents and warrants to Lender that the current chief executive officer, chief financial officer and chief operating officer for the Borrower are Fredrick Schulman, Kimberly Eckert and

          Harry J. Trube, respectively, and that the current chief executive officer, chief financial officer, chief operating officer for the Parent are Fredrick Schulman, Kimberly Eckert and Harry J. Trube respectively. Neither the Borrower nor the Parent shall make any change in such senior management positions or terminate any such senior manager without the prior written consent of the Lender.

          7.   RESTRICTIONS  ON  TRANSACTION  WITH  AFFILIATES.   The  following
provision is added as Section 7.20 of the

               Section 7.20 RESTRICTIONS ON TRANSACTION WITH AFFILIATES. The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless consented to by the Lender.

          8. WAIVER OF COVENANT DEFAULTS. Borrower acknowledges that Defaults have occurred as follows: (a) as of June 30, 2000, the Borrower was in default of the monthly net income covenant and the quarterly net income covenant under the Credit Agreement, together with the failure by MKGI to make the Keep Well Payment required by MKGI under and pursuant to the Keep Well Agreement for the month of June 2000, and (b) as of July 31, 2000, the failure by MKGI to make the Keep Well Payment required under the Keep Well Agreement for the month of July 2000. On the effective date of this Amendment, the Lender agrees to waive such Defaults, subject however to the condition that MKGI shall have cured and made the Keep Well Payments to the Borrower required under the Keep Well Agreement for June and July 2000 as referenced above, which payments shall in any event have been made on or before September ___, 2000. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this wavier shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

          9. AMENDMENT OF EVENTS OF DEFAULT. Subsections 8.1 (c), (g), (h), (i),
(j), (l), (m), (n), (q) and (s) of the Credit Agreement are deleted in their entirety and replaced with the following:

                    (c) Default in the performance,  or breach,  of any covenant or agreement of the Borrower or Parent contained in this Agreement or the Guaranty;

                  . . .

                    (g) Any  representation  or warranty made by or on behalf of the Borrower or Parent in this Agreement or the Guaranty, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its officers), Parent (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

                    (h) The rendering  against the Borrower or Parent of a final judgment, decree or order for the payment of money in excess of $25,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

                    (i) A  default  under  any  bond,  debenture,  note or other evidence of indebtedness of the Borrower or Parent owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

                    (j) Any  Reportable  Event,  which the Lender  determines in good faith might constitute grounds for the termination of any Plan of either the Borrower or the Parent or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan; or the Borrower or Parent shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower or Parent shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's and/or Parent's assets in favor of the Plan;

                  . . .

                    (l) Either the Borrower or Parent shall liquidate, dissolve, terminate or suspend any material portion of its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

                    (m) The  Borrower  or Parent  shall  fail to pay,  withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

                    (n) Default in the payment of any amount owed by the Borrower or Parent to the Lender other than any indebtedness arising hereunder or under the Guaranty;

                  . . .

                    (q) Any event or  circumstance  with respect to the Borrower or Parent shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower or Parent under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower or Parent shall occur;

                  . . .

                    (s) Any breach by the  Borrower or Parent of the terms under
               Section 7.19 hereof or the chief executive officer, chief financial officer or chief operating officer of the Borrower and Parent shall resign and the Borrower and Parent shall fail within 90 calendar days thereafter to engage and appoint a qualified successor acceptable to the Lender in its sole and absolute discretion.

          10. CONSENT TO CHANGE OF FISCAL YEAR. Borrower desires to change its fiscal year end from December 31 to June 30 of each calendar year. Pursuant to
Section 7.11, the Lender consents to the change of the fiscal year from December 31 to June 30.

          11. CONSENT TO CHANGE OF CFO. The Borrower has notified the Lender that effective as of September __, 2000, Julie Tedesco has resigned as the Chief Financial Officer of the Borrower and Kimberly Eckert has assumed such position and duties. The Lender hereby consents to such change.

          12. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

          13.  AMENDMENT  FEE. The Borrower  shall pay the Lender as of the date
hereof  a  fully  earned,   non-refundable  fee  in  the  amount  of  $7,500  in
consideration of the Lender's execution of this Amendment.

          14. CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

               (1) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment and the Share Exchange Agreement, together with the performance of the terms, provisions and transactions contemplated therein, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of May 31, 2000 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of May 31, 2000, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

               (2) Execution and delivery by Gourmet of a Guaranty in favor of the Lender pursuant to which Gourmet shall have guaranteed repayment of all Obligations (the "Guaranty").

               (3) A Certificate  of the  Secretary of Gourmet  certifying as to
          (i) the resolutions of the Board of Directors of Gourmet approving the execution and delivery of this Amendment, the Guaranty and the Share Exchange Agreement and the performance of all terms, provisions and transactions contemplated thereby, (ii) the Articles of Incorporation and Bylaws, as amended, of Gourmet, together with a Certificate of Good Standing from its state of incorporation, each as attached to such certificate and (iii) certifying as to the officers and agents of Gourmet who are authorized on behalf of Gourmet to take all actions and execute any and all documents necessary or related to the above-referenced documents and transactions, including, without limitation, this Amendment, the Guaranty, the Share Exchange Agreement and all other documents, agreements and certificates to be issued for and on behalf of Gourmet, and (iv) the Share Exchange Agreement which shall be attached thereto as an exhibit, together with all related amendments.

               (4) Opinions of Counsel of each of the Borrower and Gourmet containing opinions on behalf of the Borrower and Gourmet in favor of the Lender with respect to this Amendment, the Guaranty, the Share Exchange Agreement and the documents and transactions related thereto and to such other matters and in such form as the Lender may require.

               (5) Payment of the fee described in Paragraph 12 above.

               (6) Such other matters as the Lender may require.

          Notwithstanding the foregoing, the Borrower agrees to cause to be delivered to the Lender within ten (10) business days after the date hereof, a Certificate of the Secretary of Gourmet certifying as to the good standing of Gourmet in the State of

          Texas, together with a Certificate of Authority to do business in the State of Texas, each as attached to such certificate

          15. GENERAL REPRESENTATIONS AND WARRANTIES. The Borrower and Gourmet hereby represent and warrant to the Lender as follows:

               (1) The Borrower and Parent have all requisite power and authority to execute this Amendment, the Guaranty the Share Exchange Agreement and each of the other documents and agreements related hereto or referenced herein (collectively, the Amendment Documents"), each to the extent a party thereto, and to perform all of its obligations hereunder and thereunder, and each of the Amendment Documents has been duly executed and delivered by the Borrower and Parent, and constitute the legal, valid and binding obligation of the Borrower and Parent, to the extent a party thereto, enforceable in accordance with its terms.

               (2) The execution, delivery and performance by the Borrower and Parent of the Amendment Documents have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower or Parent, or the articles of incorporation or by-laws of the Borrower or Parent, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or Parent is a party or by which it or its properties may be bound or affected.

               (3) All of the representations and warranties contained in the Credit Agreement, as amended by this Amendment, are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          16. REFERENCES. All references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

          17. NO WAIVER. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any under the Credit Agreement or breach, default or event of default under any Security
Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

          18. RELEASE. The Borrower and Parent hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or Parent has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

          19. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

          20. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

          21. NON-PARTY STATUS. Gourmet acknowledges and agrees that by executing this Amendment and each of the other Amendment Documents it is not becoming a party under the Credit Agreement or otherwise entitled to any rights, benefits or notices with respect to the Credit Agreement, nor shall in any way modify the express terms and provisions of the Guaranty and is not intended to be a third party beneficiary under the Credit Agreement.

         [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.




WELLS FARGO BUSINESS CREDIT, INC.           OUR FOOD PRODUCTS GROUP, INC.
---------------------------------           -----------------------------



BY /s/ MICHELLE SALISBURY                   BY /s/ FREDRICK SCHULMAN
  -------------------------------             ----------------------------------
  MICHELLE SALISBURY                          FREDRICK SCHULMAN

  ITS VICE PRESIDENT                          ITS PRESIDENT


GOURMET GROUP, INC.



BY /s/ FREDRICK SCHULMAN
---------------------------------
FREDRICK SCHULMAN

ITS PRESIDENT

                                  SCHEDULE 3(B)

                               GOURMET GROUP, INC.



                           [Intentionally Left Blank.]


Total Capital Authorized:

      Class A Common Stock: 50,000,000 shares

Total Class A Common Outstanding: 29,233,363 shares

Total Options: 3,239,952 options

No other convertible securities, options or warrants.

                                  SCHEDULE 3(B)

                          OUR FOOD PRODUCTS GROUP, INC.
                               D/B/A JARDINE FOODS

                                 CAPITALIZATION


AUTHORIZED:


         Class A Preferred Stock    -             10,000,000 shares

         Class B Preferred Stock    -             10,000,000 shares

         Class C Preferred Stock    -              5,000,000 shares

         Class A Common Stock       -             10,000,000 shares

         Class B Common Stock       -             10,000,000 shares


OUTSTANDING:

         7,984,194 shares of Class B Common Stock

         There are no options, warrants or convertible securities except as set forth below.

         Warrants for Class B Common Stock:

         Warrant, held by KBK Financial, Inc., to purchase 177,778 shares of Class B Common Stock, subject to adjustment, at $.01 per share, expiring May 15, 2006.

         Warrants for Class B Preferred Stock:

         Warrant, held by KBK Financial, Inc., to purchase 277,778 shares of Class B Preferred stock, subject to adjustment, at $.01 per share, expiring May 15, 2006.

                                  Schedule 5.4

                (LISTING OF SUBSIDIARIES OF PARENT AND BORROWER)


     PARENT: 1. World Seair Corporation, a Florida corporation - 100% ownership interest and a nonoperating shell entity.

             2. Our Food Products Group, Inc., a Texas corporation- 100% ownership interest.

     BORROWER:  None.